    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1998

                                                     REGISTRATION NO. 333-23369
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -----------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 -----------

                              NOTIFY CORPORATION
                (Name of small business issuer in its charter)

       CALIFORNIA                  3661                    77-0382248
     (State or other         (Primary Standard          (I.R.S. Employer
     jurisdiction of            Industrial           Identification Number)
    incorporation or        Classification Code
      organization)               Number)


                        1054 S. DE ANZA BLVD. SUITE 105
                           SAN JOSE, CALIFORNIA 95129
                                 (408) 777-7920
         (Address and telephone number of principal executive offices)

                        1054 S. DE ANZA BLVD. SUITE 105
                           SAN JOSE, CALIFORNIA 95129
                                 (408) 777-7920
     (Address of principal place of business or intended principal place of business)

                                 -----------

                                PAUL F. DEPOND
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        1054 S. DE ANZA BLVD. SUITE 105
                           SAN JOSE, CALIFORNIA 95129
                                 (408) 777-7920
           (Name, address and telephone number of agent for service)

                                 -----------

                                  Copies to:

   HENRY P. MASSEY, JR., ESQ.                   FRAN STOLLER, ESQ.
     PETER S. HEINECKE, ESQ.           BACHNER, TALLY, POLEVOY & MISHER LLP
  BRADLEY A. BUGDANOWITZ, ESQ.                  380 MADISON AVENUE
WILSON SONSINI GOODRICH & ROSATI           NEW YORK, NEW YORK 10017-2590
    PROFESSIONAL CORPORATION                      (212) 687-7000
       650 PAGE MILL ROAD
PALO ALTO, CALIFORNIA 94304-1050
         (415) 493-9300

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_] __________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  PURSUANT TO RULE 416, THERE ARE ALSO BEING REGISTERED SUCH ADDITIONAL SHARES AND WARRANTS AS MAY BECOME ISSUABLE PURSUANT TO ANTI-DILUTION PROVISIONS OF THE CLASS A WARRANTS AND THE UNIT PURCHASE OPTION.

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

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                        CALCULATION OF REGISTRATION FEE
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                                                      PROPOSED        PROPOSED
                                          AMOUNT       MAXIMUM         MAXIMUM      AMOUNT OF
        TITLE OF EACH CLASS OF             TO BE   OFFERING PRICE     AGGREGATE    REGISTRATION
     SECURITIES TO BE REGISTERED        REGISTERED PER SECURITY(1) OFFERING PRICE      FEE
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
Units, each consisting of one share of
 Common Stock, $.001 par value and one
 Class A Warrant ....................   1,600,000       $5.50        $ 8,800,000      $2,667
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Common Stock, $.001 par value (2)....   1,600,000       $6.50        $10,400,000      $3,152
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Unit Purchase Option (3).............     160,000       $.001        $       160      $   --
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Units, each consisting of one share of
 Common Stock, $.001 par value and one
 Class A Warrant (4).................     160,000       $7.00        $ 1,120,000      $  340
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Common Stock, $.001 par value (5)....     160,000       $6.50        $ 1,040,000      $  315
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Total................................                                                 $6,474(6)
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
(1) Estimated solely for the purposes of calculating the registration fee.

(2) Issuable upon exercise of the Class A Warrants.

(3) To be issued to the Underwriter.

(4) Issuable upon exercise of the Unit Purchase Option.

(5) Issuable upon exercise of the Class A Warrants underlying the Unit Purchase Option.

(6) Previously paid.

  The Registrant hereby withdraws from registration 240,000 Units, each consisting of one share of its Common Stock and one Class A Warrant to purchase one share of its Common Stock, and 240,000 shares of its Common Stock issuable upon exercise of such Class A Warrants, registered to cover an over-allotment option granted to the Underwriter. The over-allotment option was not exercised and has expired. The Registration Statement is hereby amended, as appropriate, to reflect the expiration of such option.

                                   SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of San Jose, California, on the 28th day of January, 1998.

                                         NOTIFY CORPORATION


                                         By:        /s/ Paul DePond
                                            ----------------------------------
                                                       Paul DePond
                                           President, Chief Executive Officer

  In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated below and on the dates stated.


         SIGNATURE                          TITLE                                     DATE
         ---------                          -----                                     ----

      /s/ Paul DePond           President, Chief Executive Officer and           January 28, 1998
----------------------------    Chairman (Principal Executive Officer)
         Paul DePond

             *                  Chief Financial Officer (Principal Financial     January 28, 1998
----------------------------    and Accounting Officer)
         Gerald Rice


             *                  Vice President, Operations and Director          January 28, 1998
----------------------------
        Gaylan Larson


             *                  Director                                         January 28, 1998
----------------------------
       Michael Ballard


             *                  Director                                         January 28, 1998
----------------------------
         Barry Bellue


             *                  Director                                         January 28, 1998
----------------------------
        Michael Smith


*By: /s/Paul DePond
  -------------------------
    Attorney-in-Fact


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